UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11811 N. Tatum Boulevard, Suite 2400

Phoenix, Arizona 85028

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 25, 2013, Sprouts Farmers Market, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of 17,000,000 shares of its common stock by affiliates of Apollo Global Management, LLC (“Apollo”) and certain other stockholders of the Company (collectively, the “Selling Stockholders”) at a public offering price of $37.00 per share. The underwriters of the offering have the option, exercisable until December 25, 2013, to purchase up to an additional 2,550,000 shares of common stock from the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from the offering. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Sprouts Farmers Market, Inc., dated November 25, 2013, entitled “Sprouts Farmers Market Announces Pricing of Public Offering by Selling Stockholders”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: November 26, 2013	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Sprouts Farmers Market, Inc., dated November 25, 2013, entitled “Sprouts Farmers Market Announces Pricing of Public Offering by Selling Stockholders”